UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2008

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 19, 2008, Worthington Industries, Inc. announced that its subsidiary, Dietrich Metal Framing, has signed an agreement to sell its share of Aegis Metal Framing, LLC (“Aegis”) for approximately $25 million to its partner, MiTek Industries, Inc. (“MiTek”).   The joint venture began operations in February of 2002.   MiTek is a subsidiary of Berkshire Hathaway, Inc.

Aegis provides building component manufacturers with a full line of metal framing products that are integrated with engineering, whole-structure design, estimating and management software.  Certain dedicated Aegis production lines currently located at Dietrich Metal Framing facilities in Rockhill, SC, and Hammond, IN, are included in the sale and will be transferred to a designated MiTek facility. The equipment transfer will be staged over the first six months of calendar year 2009.

Item 9.01.     Financial Statements and Exhibits.

(a)-(c)	Not applicable.
(d)	Exhibits:
Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on December 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	December 19, 2008
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary